EXHIBIT D


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1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.............................................1

         1.1 Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:.............................................................................................1

         1.2 Restrictions on Transfer.............................................................................3

         1.3 Requested Registration...............................................................................4

         1.4 Company Registration.................................................................................6

         1.5 Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.6 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.3 and 1.6 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration shall not be treated as a counted registration for purposes of Section 1.3 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities......................................7

         1.6 Registration on Form S-3.............................................................................7

         1.7 Registration Procedures.  In the case of each registration effected by the Company pursuant to
         Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:.8

         1.8 Indemnification.....................................................................................10

         1.9 Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1..............................................12

         1.10 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:............................................12

         1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Article 1 may be transferred or assigned by a
         Holder only to its partners and Affiliates, provided that the Company is given written notice at the time of or within a reasonable time after said

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         transfer or assignment, stating the name and address of
         the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1..................................12

         1.12 "Market Stand-Off" Agreement.  If requested by an underwriter of Common Stock (or other securities)
         of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the
         Company filed under the Securities Act; provided, however, that this Section 1.12 shall not apply unless all officers and directors of the Company and other Investors holding five percent (5%) of the Shares enter into similar agreements...........................................................................13

         1.13 Allocation of Registration Opportunities.  In any circumstance in which all of the Registrable
         Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company)
         with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option or similar compensation plan, or in the case of registrations under Sections 1.3 or 1.6 hereof, in order to include in such registration securities registered for the Company's own account................................................................13

         1.14 Delay of Registration.  No Holder shall have any right to take any action to restrain,

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         enjoin, or
         otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1......................................................13
         1.15 Termination of Registration Rights.................................................................14

2. COVENANTS OF THE COMPANY......................................................................................14

         2.1 Basic Financial Information.  The Company will furnish the following reports to each Holder who, together with its Affiliates, owns at least twenty percent (20%) of the Shares issued pursuant to the
         Series A Agreement (each a "Significant Holder"):.......................................................14

         2.2 Additional Information and Rights...................................................................14

         2.3 Right of First Refusal. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of Shares purchased by such Investor pursuant to the Series A Agreement, to the total number of Shares issued pursuant to the Series A Agreement.  Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other......................................................................15
         Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities.  This right of first refusal shall be subject to the following provisions:16

         2.4 Board of Directors.  For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company's Board of Directors shall maintain a Compensation Committee to be comprised of at least a majority of outside directors, including one (1) member to be appointed by the holders of a majority of the Shares..................................................................................17

         2.5 Form S-3 Eligibility.  The Company shall use its best efforts to maintain its qualification for registration on Form S-3 or any comparable or successor form or forms...................................17

         2.6 Key Executive Insurance.  For a period of at least three (3) years from the date of the Closing, the
         Company shall maintain key executive life insurance policies with a financially sound and reputable insurer in the amount of $3,000,000 covering the life of Kenneth W. Davidson, the proceeds of which shall be payable to the Company.  Such policies shall not be cancelable without at least 30 days'
         written notice from the insurer to the Holders..........................................................17

         2.7 Employee Non-Competition, Confidentiality, Non-Solicitation and Invention Agreements.  For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company shall include non-competition, confidentiality, non-solicitation and invention provisions reasonably acceptable to the Holders in the employment agreement for each current and future officer or key employee of the Company or any of its subsidiaries......................................................17

3. MISCELLANEOUS.................................................................................................17

         3.1 Governing Law.  This Agreement shall be governed in all respects by the laws of the

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         State of Delaware, without regard to its conflicts of laws principles...................................17

         3.2 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto....................................................................17

         3.3 Entire Agreement; Amendment; Waiver.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.
         Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Initiating Holders and any such amendment, waiver, discharge or termination shall be binding on all the Holders............................................17

         3.4 Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated
         on the list of Holders attached hereto as Exhibit A, or at such other address or facsimile number as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the
         Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing.  All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery................................................................18

         3.5 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any
         Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative............................18

         3.6 Rights; Separability.  Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders.  In case any provision of the
         Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby...............................18

         3.7 Information Confidential.  Each Holder acknowledges that the information received pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in

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         connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.....................................................................................18

         3.8 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.18

         3.9 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument..................................18


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                           ENCORE MEDICAL CORPORATION
                           INVESTORS' RIGHTS AGREEMENT


     This Investors' Rights Agreement (this "Agreement") is made and entered into as of the ___ day of June, 2001 by and among Encore Medical Corporation, a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Investors").

                                    Recitals

     WHEREAS, the Investors are parties to the Amended and Restated Series A Preferred Stock Purchase Agreement dated as of May 3, 2001 between the Company and the Investors (the "Series A Agreement"), and certain of the Company's and the Investors' obligations under the Series A Agreement are conditioned upon the execution and delivery by the Investors and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall have the same meaning given to such term in the Series A Agreement.

     (b) "Closing" shall mean the date of the initial sale of shares of the Company's Series A Preferred Stock.

     (c) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (e) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.2 and
Section 1.12 hereof.

     (f) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold more than fifty percent (50%) of the outstanding Registrable Securities.

     (g) "Investors" shall mean persons who purchased Shares pursuant to the Series A Agreement.


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     (h) "Material Adverse Effect" shall mean a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

     (i) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

     (j) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     (k) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     (l) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

     (m) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(b) hereof.

     (n) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (o) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (q) "Selling Expense" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

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     (r) "Shares" shall mean the Company's Series A Preferred Stock par value
$.001 per share.

     1.2 Restrictions on Transfer.

     (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:

          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder or for the benefit of a Holder's family member, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

     (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

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     (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

     (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

1.3      Requested Registration.

     (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than April 30, 2002, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

          (i) promptly, and in any event no later than ten (10) days of the receipt of such written request; give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

          (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (B) After the Company has initiated two (2) such registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.5 hereof and would, absent such election, have been required to bear such expenses);

          (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one

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     hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.6 hereof.

     (b) Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event no later than forty-five (45) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred thirty-five (135) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(d) and 1.14 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

     (c) Participation. A Holder may elect to include in any registration and underwriting, if applicable, all or a part of the Registrable Securities he holds.

     (d) Procedures. If (i) the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3 and (ii) the Initiating Holders request that pursuant to this Section 1.3, Registrable Securities be registered pursuant to an underwriting, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Article 1 (including Section 1.13). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of such shares to be included in the underwritten

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public offering shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such underwriters, first by excluding shares held by the Company, directors, officers, employees and founders of the Company, and then, to the extent necessary, by excluding Registrable Securities in accordance with the allocation provisions contained in
Section 1.13.

     (e) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities so excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

     1.4 Company Registration.

     (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.3 or 1.6 hereof), other than a registration relating solely to employee benefit plans on Form S-1, Form S-8 or any successor Forms or a registration relating to a corporate reorganization or other transaction on Form S-4 or any successor to Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therewith, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through

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such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13.

     If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities so excluded from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

     1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.6 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.3 and
1.6 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration shall not be treated as a counted registration for purposes of Section 1.3 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

     1.6 Registration on Form S-3.

     (a) If the Company qualifies for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that any such request must be made by Holders who in the aggregate hold more than ten percent (10%) of the outstanding Registrable Securities, provided, further, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the circumstances described in clauses (A) and (C) of Section 1.3(a), (iii) if the Company shall furnish the certification described in Section 1.3(b) (but subject to the limitations set forth therein) or (iv) if, in a given twelve month period, the Company has effected one such registration in such period.

     (b) If a request complying with the requirements of Section 1.6(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and (ii) and
Section 1.3(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the rights of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein and the provisions of Section 1.3(d) hereof shall apply to such registration. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

     1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     (a) Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment, that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (f) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (g) Use its best efforts to furnish, at the request of any underwriter on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.;

     (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

     (i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions.

     1.8 Indemnification.

     (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense rises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder (with respect to such Holder) and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds from the offering received by such Holder.

     (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8, to the extent such failure is not prejudicial. Notwithstanding the foregoing, any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel provided by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnifying Party and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall have authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 1.8(d) exceed the net proceeds from the offering received by such Holder.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering of Registrable Securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f) This Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Article 1 may be transferred or assigned by a Holder only to its partners and Affiliates, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

     1.12 "Market Stand-Off" Agreement. If requested by an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that this Section 1.12 shall not apply unless all officers and directors of the Company and other Investors holding five percent (5%) of the Shares enter into similar agreements.

     The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

     1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option or similar compensation plan, or in the case of registrations under Sections 1.3 or 1.6 hereof, in order to include in such registration securities registered for the Company's own account.

     1.14 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1.

     1.15 Termination of Registration Rights.

     (a) Except as set forth in subparagraph (b) below, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3, 1.4 or 1.6 shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

     (b) The provisions of subparagraph (a) above shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company.

     2. COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees, so long as any Holder owns any Registrable Share, as follows:

     2.1 Basic Financial Information. The Company will furnish the following reports to each Holder who, together with its Affiliates, owns at least twenty percent (20%) of the Shares issued pursuant to the Series A Agreement (each a "Significant Holder"):

     (a) As soon as practicable, and in any event, within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants of recognized national standing selected by the Company.

     (b) As soon as practicable, and in any event, within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

     2.2 Additional Information and Rights.

     (a) The Company will deliver the reports and information described below in this Section 2.2 to each Significant Holder:

          (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the corresponding periods of the prior fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

          (ii) Annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the budget of the Company, in the form approved by its Board of Directors, which operating plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year, a projected balance sheet as of the end of each fiscal quarter in such fiscal year and proposed management incentives for the fiscal year (the "Budget").

          (iii) With reasonable promptness, all press releases issued by the Company or any subsidiary, any filings made with the Commission by the Company or any subsidiary, and such other data and information as from time to time may be reasonably requested by any Holder or such other data as the Company may from time to time furnish to any of the holders of its securities.

     (b) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     (c) Anything in Article 2 to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be, directly or indirectly, a competitor or an officer, employee, director or greater than two percent (2%) stockholder of a competitor.

     (d) In lieu of the financial information required pursuant to Section 2.1, copies of the Company's annual reports on Form 10-K and its quarterly reports on Form 1O-Q, respectively, may be provided to the Significant Holders.

     2.3 Right of First Refusal. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of Shares purchased by such Investor pursuant to the Series A Agreement, to the total number of Shares issued pursuant to the Series A Agreement. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other

Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

     (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that, the term "New Securities" does not include (i) securities purchased under the Series A Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (v) securities issued to employees, consultants, officers, directors or agents of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors at any time; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty
(20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (c) In the event the Holders fail to exercise fully the right of first refusal within such 20-day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 2.3(b). In the event the Company has not sold within such ninety (90) day period or sold and issued New Securities in accordance with the foregoing within 90 days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b) above.

     (d) The right of first refusal granted under this Agreement shall expire on June 12, 2002.

     (e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any Affiliate of such Holder, and (ii) such right is assignable between and among any of the Holders.

     2.4 Board of Directors. For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company's Board of Directors shall maintain a Compensation Committee to be comprised of at least a majority of outside directors, including one (1) member to be appointed by the holders of a majority of the Shares.

     2.5 Form S-3 Eligibility. The Company shall use its best efforts to maintain its qualification for registration on Form S-3 or any comparable or successor form or forms.

     2.6 Key Executive Insurance. For a period of at least three (3) years from the date of the Closing, the Company shall maintain key executive life insurance policies with a financially sound and reputable insurer in the amount of $3,000,000 covering the life of Kenneth W. Davidson, the proceeds of which shall be payable to the Company. Such policies shall not be cancelable without at least 30 days' written notice from the insurer to the Holders.

     2.7 Employee Non-Competition, Confidentiality, Non-Solicitation and Invention Agreements. For so long as at least twenty-five percent (25%) of the authorized Shares are outstanding, the Company shall include non-competition, confidentiality, non-solicitation and invention provisions reasonably acceptable to the Holders in the employment agreement for each current and future officer or key employee of the Company or any of its subsidiaries.

3.       MISCELLANEOUS.

     3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to its conflicts of laws principles.

     3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Initiating Holders and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

     3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address or facsimile number as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

     3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.7 Information Confidential. Each Holder acknowledges that the information received pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.


                                   ENCORE MEDICAL CORPORATION

                                   By:
                                      ------------------------------------------
                                         Name: _________________________________
                                         Title:
                                               ---------------------------------


                                   INVESTORS:

                                   GALEN PARTNERS III, L.P.
                                   By:  Claudius, L.L.C., its General Partner


                                   By: ____________________________
                                        Name:
                                        Title:

                                   GALEN PARTNERS INTERNATIONAL III, L.P.
                                   By:  Claudius, L.L.C., its General Partner


                                   By: ____________________________
                                        Name:
                                        Title:

                                   GALEN EMPLOYEE FUND III, L.P.
                                   By:  Wesson Enterprises, Inc., its
                                        General Partner


                                   By: ____________________________
                                        Name:
                                        Title:

                                   IVY ORTHOPEDIC PARTNERS, LLC


                                   By: ____________________________
                                            Name:
                                            Title:

                                   --------------------------------
                                   KENNETH W. DAVIDSON


                                   ---------------------------------
                                   DAVIS HENLEY


                                   ---------------------------------
                                   ERNEST HENLEY


                                   KANTER FAMILY FOUNDATION


                                   By:  _______________________________
                                            Joel Kanter, President


                                   CHICAGO INVESTMENTS, INC.


                                   By:  _______________________________
                                        Lando Gallenberger, President


                                   ------------------------------------
                                   RICHARD MARTIN


                                   NORTHLEA PARTNERS, LTD.


                                   By:  ______________________________
                                        John Abeles, General Partner


                                   ----------------------------------
                                   LEON LAPIDUS


                                   ----------------------------------
                                   ANITA LAPIDUS

                                    EXHIBIT A

                                   INVESTORS:



Galen Partners III, L.P.                      Kanter Family Foundation
610 Fifth Avenue                              8000 Towers Crescent Drive
New York, New York 10020                      Suite 1070
                                              Vienna, VA 22182
Galen Partners International III, L.P.
610 Fifth Avenue                              Chicago Investments, Inc.
New York, New York 10020                      C/o Linda Diane Enterprises, Inc.
                                              N. 8939 Waterpower Road
Galen Employee Fund III, L.P.                 Deerbrook, WI 54424
610 Fifth Avenue
New York, New York 10020                      Northlea Partners, Ltd.
                                              2365 NW 41st.
Ivy Orthopedic Partners, LLC                  Boca Raton, FL 33431
Four Brighton Road, Suite 250
Clifton, New Jersey 07012                     Ernest Henley
                                              49 Briar Hollow #1902
Kenneth W. Davidson                           Houston, TX 77027
6133 Pasadena Pt. Blvd
Gulfport, FL 33707                            Davis Henley
                                              1200 Friendly Way South
Richard Martin                                St. Petersburg, FL 33705
11001 Champagne Pt. Rd.
Kirkland, WA 98034                            Leon and Anita Lapidus
                                              3 Grove Isle #1203
                                              Coconut Grove, FL  33133


                                      A-i